UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):October 19, 2011

ENTEST BIOMEDICAL, INC.
(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 203
La Mesa California, 91942
(Address of Principal Executive Offices, Zip Code)

619 702 1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement.

On October 19, 2011 Entest Biomedical, Inc. (the “Company”) entered into an agreement with RenovoCyte  LLC and Medistem Inc. (“Agreement”)  whereby the Company shall provide research services to RenovoCyte  LLC in connection with a ten dog pilot study to determine the safety and effectiveness of the utilization of stem cell therapy for the treatment of arthritis in animals (“Pilot Study”). The term of the Agreement is from October 19, 2011 until the earlier of the completion of the Pilot Study or October 19, 2015 unless terminated by RenovoCyte LLC due to an event of force majeure exceeding a period of 4 months. As consideration for providing services pursuant to the Agreement, the Company shall enjoy joint publishing rights with regards to the results of the Pilot Study.  Canine mesenchymal multipotent stem cell injections to be utilized during the course of the Pilot Study shall be provided to the Company by RenovoCyte  LLC at no cost to the Company.

ITEM 9.01

Exhibit Number	Description
10.01	Contract Research Services Agreement by and between RenovoCyte LLC and Entest BioMedical, Inc

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

By: /s/ David R. Koos
David R. Koos
Chief Executive Officer

Dated: October 21, 2011